EXHIBIT 99.1



                            PHOTO CONTROL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


                                 _________, 2004


         The undersigned hereby appoints Richard P. Kiphart and John R. Helmen, and each of them, with full power of substitution, his, her or its proxies to represent and vote, as designated below, all shares of the Common Stock of Photo Control Corporation registered in the name of the undersigned on ________, 2004, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Photo Control Corporation to be held at the offices of Photo Control Corporation, 4800 Quebec Avenue North, Minneapolis, Minnesota at ____ _.m., Minnesota Time on _______, 2004, and at any adjournment thereof, hereby revoking any proxy or proxies previously given. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROPOSAL NO. 4 IS CONDITIONED ON APPROVAL OF PROPOSAL NOS. 1-3. PROPOSAL NOS. 1-5 AND 16 RELATE TO THE PROPOSED MERGER AND THE APPROVAL OF EACH IS A CONDITION TO CLOSING THE MERGER (ALTHOUGH PROPOSAL NOS. 4, 5 AND 16 ARE SUBJECT TO WAIVER IN NATURE VISION'S DISCRETION WITHOUT NOTICE.)


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1 THROUGH 20.


1)       Proposal to APPROVE THE MERGER PURSUANT TO                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         THE TERMS OF THE MERGER AGREEMENT AND PLAN
         OF REORGANIZATION dated April 15, 2004 by
         and among Nature Vision, Inc., Photo Control
         Corporation, PC Acquisition, Inc., Jeffrey
         P. Zernov (as shareholders' representative)
         and certain Nature Vision Shareholders

2)       Proposal to ISSUE SHARES OF PHOTO CONTROL                      ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         COMMON STOCK in an amount equal to 20% or
         more of Photo Control's outstanding common
         stock to Nature Vision's shareholders
         pursuant to the merger agreement

3)       Proposal to ISSUE SHARES OF PHOTO CONTROL'S                    ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         COMMON STOCK in an amount equal to 20% or
         more of Photo Control's outstanding common
         stock to Richard P. Kiphart, a director, at
         a price less than the market price of Photo
         Control's common shares

         PROPOSAL NOS. 4-12 TO AMEND PHOTO CONTROL'S                    ( ) FOR PROPOSAL NOS. 4-12 (EXCEPT AS
         ARTICLES OF INCORPORATION (If you mark one                         MARKED TO THE CONTRARY BELOW)
         of the boxes to the right, then you are not                    ( ) WITHHOLD AUTHORITY to vote for
         required to mark any of the boxes                                  Proposal Nos. 4-12
         corresponding to Proposal Nos. 4 - 12 in
         order to record your vote.)

4)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to change corporate name to
         "Nature Vision, Inc."

5)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to increase the number of
         authorized shares of capital stock

6)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to elect not to be subject
         to Minnesota Control Share Acquisition Act

7)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to require a supermajority
         to repeal an annual provisions in Photo
         Control's bylaws concerning the
         classification of directors

8)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to require a supermajority
         to remove directors

9)       Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to permit board of
         directors to take action with less than
         unanimous consent

10)      Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to eliminate the provision
         requiring the affirmative vote of a majority
         of the outstanding common shares to amend
         the articles

11)      Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to eliminate other
         provisions already controlled by the
         Minnesota Business Corporation Act

12)      Proposal to AMEND PHOTO CONTROL'S ARTICLES                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         OF INCORPORATION to repeal Article X (which
         requires the approval of two-thirds of the
         outstanding common shares to approve a
         merger, sale of substantially all assets,
         recapitalization or similar transaction)

13)      Proposal to AMEND SECTION 3.2 OF PHOTO                         ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         CONTROL'S BYLAWS (to provide that the number
         of directors constituting the board of
         directors will be set by the board, subject
         to a minimum size of three directors)

14)      Proposal to AMEND SECTION 3.3 PHOTO                            ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         CONTROL'S BYLAWS (to provide that board
         vacancies will be filled by the board of
         directors

15)      Proposal to AMEND SECTION 3.11 PHOTO                           ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         CONTROL'S BYLAWS (to require a supermajority
         vote of two-thirds of the outstanding common
         shares to remove a director unless the board
         of directors approves, in which case the
         affirmative vote of a majority of the
         outstanding common shares will be required)

16)      Proposal to ADOPT THE PHOTO CONTROL 2004                       ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         STOCK INCENTIVE PLAN

17)      Proposal to set the NUMBER OF DIRECTORS AT                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         FIVE

18)      ELECTION OF DIRECTOR: Nominee: Richard P.                      ( )  FOR the Nominee
         Kiphart                                                        ( )  WITHHOLD AUTHORITY to vote for nominee.

19)      Proposal to ADJOURN THE ANNUAL MEETING                         ( )  FOR      ( ) AGAINST      ( ) ABSTAIN

20)      In their discretion, the appointed proxies                     ( )  FOR      ( ) AGAINST      ( ) ABSTAIN
         are authorized to vote upon such OTHER
         BUSINESS as may properly come before the
         Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.



Date_________________________________________, 2004

___________________________________________________

___________________________________________________

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating where appropriate, official position or representative capacity.
If stock is held in joint tenancy, each joint owner should sign.
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               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.